EXHIBIT 10.25

AMENDMENT NO. 1 TO

EXPONENT, INC.

1999 STOCK OPTION PLAN

RECITALS:

A. The Board of Directors of Exponent, Inc., a Delaware corporation (the “Company”), previously adopted the 1999 Stock Option Plan (the “1999 Plan”), which was approved by the stockholders of the Company on May 5, 1999.

B. In light of revised proxy statement disclosure requirements of the Securities and Exchange Commission, on January 29, 2007 the Board of Directors approved the following amendment to the definition of “Fair Market Value” in the 1999 Plan.

AMENDMENT:

1. DEFINITION OF “FAIR MARKET VALUE”

Effective as of January 29, 2007, Section 2(m) of the 1999 Plan is hereby amended and restated as follows:

“(m) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Global Select Market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange or system on the date of determination, or if the Shares are not trading on such date, then the closing price for the Common Stock on the last preceding trading day on which sales of the Shares are reported as having occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the closing high bid and low asked prices for the Common Stock on the date of determination, or if no prices are quoted for such date, then the mean between the closing high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.”

2. MISCELLANEOUS

Except as expressly modified by this Amendment, the terms of the 1999 Plan remain in full force and effect.